Global Signal Inc. Prices $1.55 Billion Secured Debt Offering

SARASOTA, Fla., February 13, 2006 -- Global Signal Inc. (NYSE: GSL) today announced the pricing of $1.55 billion of commercial mortgage pass-through certificates backed by three mortgage loans (the “Mortgage Loans”) issued by three of its indirect wholly owned subsidiaries, Global Signal Acquisitions LLC, Global Signal Acquisitions II LLC and Pinnacle Towers LLC. The weighted average interest rate on the various classes of certificates is approximately 5.7%. The Mortgage Loans have an expected life of 5 years and the transaction is scheduled to close on February 28, 2006.

The proceeds from the Mortgage Loans will be used to (i) repay the outstanding borrowings on Global Signal’s acquisition credit facility of approximately $151.8 million, (ii) repay outstanding borrowings on Global Signal’s bridge loan of $850.0 million which was used to finance, in part, the Sprint Transaction, which occurred in May 2005, (iii) refinance approximately $402.7 million of outstanding indebtedness on Global Signal’s February 2004 mortgage loan and fund a prepayment penalty associated with the early retirement of this debt and (iv) for general corporate purposes including potential future acquisitions and funding transaction expenses and reserves related to the Mortgage Loans.

The commercial mortgage pass-through certificates have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United

States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to the Mortgage Loans’ expected life, closing date, weighted average interest rate, use of proceeds and composition, our ability to close accretive acquisitions and close acquisitions under purchase agreements and letters of intent. Words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," "target(s)," "project(s)," "believe(s)," "seek(s)," "estimate(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Global Signal can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Global Signal's expectations include, but are not limited to, possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads or other factors could make financing more expensive or unavailable to us; our continued ability to acquire new towers at attractive prices which will generate returns consistent with expectations; possibilities that the conditions to closing transactions will not be satisfied; our ability to close on towers under non-binding letters of intent which is generally less probable then closing on towers under definitive agreements; and other risks detailed from time to time in Global Signal's SEC reports including its Registration Statement on Form S-3 filed December 19, 2005. Such forward-looking statements speak only as of the date of this press release. Global Signal expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:	Lilly Donohue
Director of Investor Relations
212-798-6118